                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                TO CURRENT REPORT

                                       ON

                                   FORM 8-K/A

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): APRIL 8, 1997



                       AMERICAN SUPERCONDUCTOR CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                        0-19672                04-2959321
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
of incorporation)                                         Identification Number)



                              TWO TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                        --------------------------------
          (Address of principal executive offices, including zip code)


                                 (508) 836-4200
                                 --------------
              (Registrant's telephone number, including area code)

      The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K, dated April 8, 1997, which excluded certain financial statements because they were not available at the time of filing, to read in its entirety as follows:

Item 7.     Financial Statements and Exhibits

      (a)   Financial statements of business acquired.

            See pages 3 through 37 hereof.

      (b)   Pro forma financial information

            See pages 38 through 42 hereof.

      On April 8, 1997 American Superconductor Corporation ("ASC") completed a transaction (the "Merger") in which ASC acquired all of the outstanding stock of Superconductivity, Inc. ("SI") by means of a merger of SI into a subsidiary of ASC. The Merger will be accounted for as a pooling of interests.

      The unaudited pro forma combined condensed balance sheet was prepared as if the Merger had occurred on March 31, 1997 and combines the balance sheet of ASC as of March 31, 1997 with the balance sheet of SI as of December 31, 1996. The unaudited pro forma combined statements of operations reflect the results of operations of ASC for the three years ending March 31, 1997, March 31, 1996, and March 31, 1995, combined with the results of operations of SI for the three years ended December 31, 1996, December 31, 1995, December 31, 1994 respectively as if the Merger had occurred on April 1, 1994.

      The unaudited pro forma financial information was prepared utilizing the accounting policies of the respective companies. The policies of the Company are consistent with those of SI. This unaudited pro forma financial information does not purport to be indicative of the results of operations that would have been obtained if the operations had been combined as of the beginning of the periods presented, and is not intended to be a projection of future results.

      (c)   Exhibits. See Exhibit Index attached hereto at Page 44.

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                              FINANCIAL STATEMENTS
                                       and
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                 For the Years Ended December 31, 1996 and 1995

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin



                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1


FINANCIAL STATEMENTS

     Balance Sheets                                                    2 - 3

     Statements of Operations                                              4

     Statements of Shareholders' Equity (Deficit)                          5

     Statements of Cash Flows                                          6 - 7

     Notes to Financial Statements                                    8 - 16

                                     [LOGO]
                      S M I T H  &  G E S T E L A N D,  L L P

                     Partners In Your Success - Since 1948



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Superconductivity, Inc.
Middleton, Wisconsin


     We have audited the accompanying balance sheet of Superconductivity, Inc., as of December 31, 1996, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Superconductivity, Inc., as of December 31, 1995, and for the year then ended, were audited by other auditors whose report dated February 29, 1996, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superconductivity, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Madison, Wisconsin                      /s/ SMITH & GESTELAND, LLP
February 7, 1997                        --------------------------------------
                                        SMITH & GESTELAND, LLP








--------------------------------------------------------------------------------
Certified Public Accountants and Business Consultans * Post Office Box 1764 *
                            Madison , WI 53701-1764
       (tel) 608/836-7500 * (fax) 608/836-7505 * (e-mail) mail@sgcps.com

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                                 BALANCE SHEETS
                                   December 31


                                                       1996            1995
                                                    ----------      ----------
         ASSETS
Current assets

   Cash                                             $    7,890      $  156,348

   Receivables                                         552,242         241,901
   Inventories                                       1,886,515       1,632,195
   Prepaid expenses and other current assets            15,623          45,573
                                                    ----------      ----------

       Total current assets                          2,462,270       2,076,017
                                                    ----------      ----------

Machinery and equipment                              1,036,568       1,000,625
   Accumulated depreciation                            902,173         829,970
                                                    ----------      ----------

                                                       134,395         170,655
                                                    ----------      ----------

Leased equipment                                     1,037,062       1,037,062
   Accumulated depreciation                            665,266         455,685
                                                    ----------      ----------

                                                       371,796         581,377
                                                    ----------      ----------







       Total assets                                 $2,968,461      $2,828,049
                                                    ==========      ==========



    The accompanying notes are an integral part of the financial statements.


                                                       1996           1995
                                                   -----------     -----------
         LIABILITIES
Current liabilities

   Note payable - line of credit                   $   530,000     $   525,000
   Accounts payable                                    961,000         658,942
   Accrued liabilities                               1,114,420         258,975
   Deferred revenue                                  1,519,678         893,700
   Current portion of long-term liabilities            673,428         554,311
                                                   -----------     -----------

       Total current liabilities                     4,798,526       2,890,928

Long-term liabilities, less current portion          3,073,663       1,888,606
                                                   -----------     -----------

       Total liabilities                             7,872,189       4,779,534
                                                   -----------     -----------

         SHAREHOLDERS' EQUITY (DEFICIT)

Preferred stock, voting, $.01 par value
  (Aggregate liquidation preference - $18,231,939):
     Authorized shares - 4,000,000; issued and
       outstanding shares - 2,114,668                   21,147          21,147
     Additional paid-in capital                     11,678,374      11,678,374
Common stock, $.01 par value:
     Authorized shares - 7,500,000; issued and
       outstanding shares - 496,136 in 1996 and
       474,136 in 1995                                   4,961           4,741
     Additional paid-in capital                        510,748         508,169
Retained earnings (deficit)                        (17,118,958)    (14,163,916)
                                                   -----------     -----------

       Total shareholders' equity (deficit)         (4,903,728)     (1,951,485)
                                                   -----------     -----------

       Total liabilities and shareholders' equity
         (deficit)                                 $ 2,968,461     $ 2,828,049
                                                   ===========     ===========


                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                            STATEMENTS OF OPERATIONS
                         For the Years Ended December 31



                                                         1996         1995
                                                     -----------   -----------
Revenues:

   Product sales                                     $ 1,059,050   $
   Contract revenue                                    1,570,474     2,761,758
   Rental revenue                                        545,130       595,700
   Other revenue                                         201,416       276,069
                                                     -----------   -----------

       Total revenues                                  3,376,070     3,633,527
                                                     -----------   -----------

Costs and expenses:
   Costs of revenue                                    3,069,750     4,221,626
   Research and development                              768,606       363,057
   Marketing                                             680,406       411,905
   General and administrative                            791,774       806,811
                                                     -----------   -----------

       Total costs and expenses                        5,310,536     5,803,399
                                                     -----------   -----------

Loss from operations                                  (1,934,466)   (2,169,872)

Other income (expense):
   Professional fees - nonoperating                     (669,627)
   Interest income                                         5,417         6,133
   Interest expense                                     (356,366)     (214,671)
                                                     -----------   -----------

       NET LOSS                                      $(2,955,042)  $(2,378,410)
                                                     ===========   ===========






    The accompanying notes are an integral part of the financial statements.

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                         For the Years Ended December 31


                                  Preferred Stock             Common Stock
                               -----------------------   -----------------------    Retained
                                Par      Additional       Par       Additional      Earnings
                               Value   Paid-In Capital   Value   Paid-In Capital    (Deficit)         Total
                               -----   ---------------   -----   ---------------    ---------         -----
Balance at January 1, 1995    $21,147    $11,678,374    $2,742      $ 10,168       $(11,785,506)   $   (73,075)
  Issuance of 200,000 shares
    of common stock from
    exercise of warrants                                 1,999       498,001                           500,000
  Net loss                                                                           (2,378,410)    (2,378,410)
                              -------    -----------    ------      --------       ------------    -----------

Balance at December 31, 1995   21,147     11,678,374     4,741       508,169        (14,163,916)    (1,951,485)
  Issuance of 22,000 shares
    of common stock from
    exercise of options                                    220         2,579                             2,799
  Net loss                                                                           (2,955,042)    (2,955,042)
                              -------    -----------    ------      --------       ------------    -----------

Balance at December 31, 1996  $21,147    $11,678,374    $4,961      $510,748       $(17,118,958)   $(4,903,728)
                              =======    ===========    ======      ========       ============    ===========




    The accompanying notes are an integral part of the financial statements.

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                            STATEMENTS OF CASH FLOWS
                         For the Years Ended December 31



                                                          1996          1995
                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                            $(2,955,042)   $(2,378,410)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                       281,782        482,668
      Provision for impairment                            444,538      1,175,142
      Interest expense on convertible debentures          230,746        100,383
      Changes in assets and liabilities:
        Receivables                                      (310,341)       630,734
        Inventories                                      (698,858)      (984,695)
        Prepaid expenses and other current assets          29,950         (2,725)
        Accounts payable                                  302,058        (34,976)
        Accrued liabilities                               855,446         80,419
        Deferred revenue                                  625,978        678,700
                                                      -----------    -----------

      Net cash used in operating activities            (1,193,743)      (252,760)
                                                      -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                   (35,943)       (33,288)
                                                      -----------    -----------

      Net cash used in investing activities               (35,943)       (33,288)
                                                      -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable                              (126,572)      (422,352)
  Proceeds from notes payable (net)                         5,000
  Proceeds from 10% convertible debentures              1,200,000
  Proceeds from sale of common stock                        2,800        350,000
                                                      -----------    -----------

      Net cash provided by (used in) financing
        activities                                      1,081,228        (72,352)
                                                      -----------    -----------

      Decrease in cash                                   (148,458)      (358,400)

Cash - beginning                                          156,348        514,748
                                                      -----------    -----------

Cash - ending                                         $     7,890    $   156,348
                                                      ===========    ===========




    The accompanying notes are an integral part of the financial statements.



                                                         1996           1995
                                                      -----------    -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

    Cash paid for interest                            $   125,620    $   114,288

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
    During 1995, the company exchanged
      $150,000 of its convertible
      debentures for partial payment of
      the exercise of common stock warrants
      by the debenture holder.


                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES

         A.  DESCRIPTION OF BUSINESS

             Superconductivity, Inc. (the company), was incorporated on July 27, 1987, and commenced activities on March 22, 1988. Management's plans for 1997 include a business combination (see Note 11) and continued development, marketing, and sale or lease of SSD units. The current principal markets for the SSD products are the United States Government and a utility company based in South Africa. Prior to 1996, the company was in the development stage.

         B.  USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         C.  INVENTORIES

             Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method and consisted of the following:

                                               1996         1995
                                            ----------   ----------

                     Raw materials          $  115,785   $  433,670
                     Work in process         1,852,497    1,328,374
                     Finished goods             59,372
                                            ----------   ----------
                                             2,027,654    1,762,044
                       Less allowance
                          for obsolescence     141,139      129,849
                                            ----------   ----------

                                            $1,886,515   $1,632,195
                                            ==========   ==========

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES (continued)

         D.  EQUIPMENT AND LEASED EQUIPMENT

             Equipment and leased equipment are stated at cost. Depreciation is computed by the straight-line method for financial reporting purposes.

         E.  GOVERNMENT CONTRACTS

             Sales under the company's cost reimbursement government contracts are recorded as costs are incurred and include estimated fees in the proportion that costs incurred to-date bear to total estimated costs. Costs incurred and estimated fees earned are billed monthly.

             Sales under the company's fixed price commercial and government contracts are recorded at the time of site installation and customer acceptance. Customer deposits are recorded as deferred revenue until the related sales are recognized.

         F.  INCOME TAXES

             Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized. No current or deferred income taxes have been provided because of the net operating losses incurred by the company since its inception.


NOTE 2 - NOTE PAYABLE - LINE OF CREDIT

         The company has a $750,000 bank line of credit under which $530,000 is outstanding at December 31, 1996. The line of credit expires December 19, 1997. Interest is payable monthly on the unpaid principal balance at prime (8.25% at December 31, 1996) plus 2%. The line of credit is secured by a General Business Security Agreement and assignment of certain lease agreements. The collateral interest in inventory (SSD unit #107) is subordinated to the note payable to the ABB Power T&D Company, Inc. (see Note 3) and the collateral interest in inventory SSD Unit #101 is subordinated to a collateral interest of Silcon Power Electronics (SPE), relating to development fees payable to SPE.

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 3 - LONG-TERM DEBT

         Long-term debt at December 31, 1996 and 1995, consisted of the following:

                                                            1996        1995
                                                          --------    --------
         Note payable to ABB Power T&D Company, Inc.,
           interest payable monthly at 7.5%,
           with principal due April 1997.              $  673,428    $  800,000

         Subordinated convertible debentures issued
           in 1993 and 1996, principal of $2,537,492
           and $1,337,492 plus accrued interest at
           10% per annum aggregating $536,171 and
           $305,425 at December 31, 1996 and 1995,
           respectively, due January 1998.              3,073,663     1,642,917
                                                       ----------    ----------

                Total                                   3,747,091     2,442,917

           Less amount due within one year                673,428       554,311
                                                       ----------    ----------

                                                       $3,073,663    $1,888,606
                                                       ==========    ==========




         The note payable to ABB Power T&D Company, Inc. (ABB) is secured by SSD unit #107 and is payable in the amount of $224,479 upon the sale of each the first three SSD units in 1997 or in full in April 1997. SSD unit #107 is included in work-in-process with a carrying value of $520,000 at December 31, 1996.

         The subordinated convertible debenture holders are also preferred and common stockholders and a director of the company. The debentures are secured by all intellectual property rights held by the company. The debentures plus accrued but unpaid interest convert to Series F preferred stock upon the first closing of a private placement of the Series F preferred stock of not less than $2,500,000. The conversion price is equal to the price paid by Series F purchasers. There is a mandatory redemption of the principal and accrued but unpaid interest on the debentures upon the closing of an initial public offering which results in more than $5,000,000 proceeds to the company. The debenture purchasers also received 1,080,000 common stock warrants exercisable at $2.50 per share (see Note 5).

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 3 - LONG-TERM DEBT (continued)

         Subsequent to December 31, 1996, the holders of the 1993 and 1996 convertible debentures extended the maturity date of January 31, 1997 to January 31, 1998. Accordingly, the 1993 and 1996 convertible debentures are classified as a long-term liability at December 31, 1996.


NOTE 4 - PREFERRED STOCK

         Preferred stock consisted of the following at December 31, 1996 and 1995:


                                                                         1996          1995
                                                                     -----------    -----------
         Preferred stock, voting, $.01 par value,
           4,000,000 shares authorized:
             Preferred Series A, 451,860 shares designated,
               issued and outstanding, aggregate liquidation
               preference of $1,695,087 at December 31, 1996         $     4,519    $     4,519
             Additional paid-in capital - Preferred Series A             899,201        899,201

             Preferred Series B, 472,250 shares designated,
               issued and outstanding, aggregate liquidation
               preference of $3,304,822 at December 31, 1996               4,723          4,723
             Additional paid-in capital - Preferred Series B           1,884,277      1,884,277

             Preferred Series C, 500,067 shares designated,
               issued and outstanding, aggregate liquidation
               preference of $4,773,784 at December 31, 1996               5,000          5,000
             Additional paid-in capital - Preferred Series C           2,995,402      2,995,402

             Preferred Series D, 200,000 shares designated,
               issued and outstanding, aggregate liquidation
               preference of $2,210,272 at December 31, 1996               2,000          2,000
             Additional paid-in capital - Preferred Series D           1,498,000      1,498,000

             Preferred Series E, 777,777 shares designated,
               490,491 shares issued and outstanding,
               aggregate liquidation preference of $6,247,974
               at December 31, 1996                                        4,905          4,905
             Additional paid-in capital - Preferred Series E           4,401,494      4,401,494

             Preferred Series F, 1,500,000 shares designated,
               no shares issued and outstanding
                                                                     -----------    -----------


               Total preferred stock                                 $11,699,521    $11,699,521
                                                                     ===========    ===========




         The company's articles of incorporation provide that merger or consolidation of the company, except where the company is the surviving entity, will be considered a liquidation for purposes of the liquidation preference if the company's shareholders, as defined, own less than 50 percent of the shares of the surviving entity.

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 4 - PREFERRED STOCK (continued)

         Each share of preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilutive adjustments. The preferred shareholders are entitled to preference payments in liquidation aggregating the respective cost per share for each series of preferred stock plus 8% per annum for each year in which dividends are not declared and paid or set aside for preferred stock; this 8% feature aggregates to $6,524,398 and $5,173,883 at December 31, 1996 and 1995, respectively.


NOTE 5 - STOCK OPTION PLAN AND WARRANTS

         The Superconductivity, Inc., 1988 stock option plan provides for grants of options to officers and certain other key employees of the company to purchase in the aggregate up to 605,000 shares of the company's common stock reserved for this purpose. Options are granted at prices estimated to be fair market value at the date of grant and are generally exercisable in equal annual installments over a four year period beginning one year after date of grant. The options expire ten years from date of grant or three months after an employee terminates employment.

         The types of options granted under the plan may be either incentive stock options meeting certain Internal Revenue Code requirements or nonstatutory stock options which are not intended to meet those requirements.

         The company has elected to follow APB No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

         Pro forma information regarding net loss is required by FAS 123 and has been determined as if the company had accounted for its employee stock options under the "minimum value" method of that statement. The fair value for these options was estimated at the date of the grant using the present-value method with the following assumptions for 1996 and 1995: risk-free interest rate of 6%; no dividends; and a weighted-average expected life of the option of seven years.

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 5 - STOCK OPTION PLAN AND WARRANTS (continued)

         The minimum-value method was developed for use in estimating the minimum fair value of options for a non-public company. This model does not necessarily provide a reliable single measure of the fair value of the company's stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. The company's pro forma information follows:

                                                       1996            1995
                                                      -------      -----------

               Pro forma net loss                 $(2,999,422)     $(2,399,763)
                                                  ===========      ===========



         A summary of the status of the company's stock option plans follows:

                                                      Number of  Exercise Price
                                                       Options     Per Option
                                                      ---------  --------------
         Outstanding at January 1, 1995               544,348      $.10 - 5.00
           Granted                                     51,000             5.00
                                                      -------      -----------

         Outstanding at December 31, 1995             595,348      $.10 - 5.00
           Granted                                     55,000             5.00
           Exercised                                  (22,000)       .10 - .25
           Cancelled                                  (99,323)      .25 - 5.00
                                                      -------      -----------

         Outstanding at December 31, 1996             529,025      $.01 - 5.00
                                                      =======      ===========

         Exercisable at December 31, 1996             302,650      $.01 - 5.00
                                                      =======      ===========

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 5 - STOCK OPTION PLAN AND WARRANTS (continued)

         The following table details the weighted average remaining contractual life of options outstanding at December 31, 1996 by exercise price:


                                    Number of Options   Remaining Contractual
         Exercise Price                Outstanding   Life of Options Outstanding
         --------------                -----------   ---------------------------
         $0.10                            59,000             2.23 years
         $0.25                            47,500             3.01 years
         $1.00                            30,825             4.52 years
         $2.50                           244,200             6.75 years
         $5.00                           147,500             8.59 years

         As explained in Note 3, the company issued warrants in 1993 and 1996 to the convertible debenture holders to purchase 1,080,000 shares of common stock at $2.50 per share. The company also issued warrants in 1993 to consultants to purchase 10,000 shares of common stock at $9.00 per share. These warrants are exercisable at any time and expire in 1998.

         During 1995, warrants issued in 1989 for 200,000 shares of common stock were exercised at $2.50 per share and warrants for 50,000 shares of common stock expired on December 31, 1995.

         As of December 31, 1996, 1,619,025 shares of authorized, but unissued common stock are reserved for issuance in accordance with the warrants and stock option plans described above.


NOTE 6 - INCOME TAXES

         The components of the company's net deferred taxes consisted of the following at December 31:

                                                    1996         1995
                                                 ----------   -----------

               Deferred tax assets               $7,765,000   $ 6,326,000
                 Less valuation allowance         7,364,000    (6,155,000)
                                                 ----------   -----------

               Net deferred tax assets              401,000       171,000
               Deferred tax liability              (401,000)     (171,000)
                                                 ----------   -----------

                                                 $       --   $        --
                                                 ==========   ===========


                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS



NOTE 6 - INCOME TAXES (continued)

         The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the net deferred tax asset and their approximate tax effects were as follows at December 31, 1996:

                                                       Temporary        Tax
                                                      Difference      Effect
                                                      -----------   ----------
         Inventory, depreciation, deferred revenue
           and other                                  $ 2,975,000   $1,167,000

         Net operating loss carryforward               13,217,000    5,183,000
         Research tax credit carryforward                            1,014,000
                                                      -----------   ----------

                                                      $16,192,000   $7,364,000
                                                      ===========   ==========



         The net operating and research tax credit carryforwards expire beginning in 2003. Under provisions of the Tax Reform Act of 1986, the utilization of the carryforwards may be limited as a result of future significant changes in ownership.


NOTE 7 - LEASE

         The lease for the company's operating facilities expires December 31, 1998, and is cancelable by the company or the lessor on December 31, 1997, upon notice during March 1997. Rent expense, $138,850 and $113,283 in 1996 and 1995, respectively, is subject to an annual adjustment based on the change in the Consumer Price Index; rent expense for 1997 will be $142,347. The company also pays for maintenance, certain insurance coverage, and real estate taxes.


NOTE 8 - EMPLOYEE RETIREMENT 401(K) PLAN

         The company has a 401(k) employee savings plan which covers all full-time employees who have completed six months of service and are at least 21 years old. Any contributions by the company are discretionary (none in 1996 or 1995).

                             SUPERCONDUCTIVITY, INC.
                              Middleton, Wisconsin

                          NOTES TO FINANCIAL STATEMENTS


NOTE 9 - PROVISION FOR IMPAIRMENT

         Effective January 1, 1996, the company adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires that impairment losses be recorded on long-lived assets that will be used in operations when events and circumstances indicate that the assets might be impaired and the fair value of those assets is less than the carrying amount of those assets.

         During 1995, events and circumstances indicated that certain items of power electronics equipment in the company's SSD units in work-in-process inventories ($768,302) and leased equipment ($406,840) were impaired. This power electronics equipment did not meet the required performance specifications. As a result, the company recorded a provision of $1,175,142 in 1995, to adjust the carrying value of the assets to their estimated fair value and classified the charge as part of costs of revenue.

         During 1996, events and circumstances indicated that certain SSD units in inventory ($444,538) were impaired. As a result, the company recorded a provision of $444,538 in 1996 to adjust the carrying value of the assets to the estimated fair value and classified the charge as part of costs of revenue.


NOTE 10 -MAJOR CUSTOMERS

         The company's sales to three of its customers comprised 79% of total sales in the year ended December 31, 1996. The company's sales to two of its customers comprised 83% of total sales in the year ended December 31, 1995.


NOTE 11 -SUBSEQUENT EVENT

         The company signed a letter of intent on January 14, 1997, to merge with a US publicly held company ("acquiror"). The merger would be accounted for by the pooling of interest method. It is expected that the company's preferred stockholders will convert to common stock and all common stockholders will receive the acquiror's common stock at a conversion rate to be determined prior to closing. Merger costs and expenses of approximately $1,375,000 will be paid at closing from the acquiror's funds. These costs and expenses include an investment banking fee of $1,250,000. This fee was originally $1,750,000 but is expected to be reduced under the terms of an oral arrangement with the investment banking firm. These costs and expenses are not accrued as of December 31, 1996 due to closing contingencies. The letter of intent is subject to contingencies including approval by the Board of Directors of each of the companies and by the company's stockholders as well as approval and determination of certain other provisions.

                               ------------------------------------------------
[GRAPHIC]





                               FINANCIAL STATEMENTS

                               SUPERCONDUCTIVITY, INC.

                               Years ended December 31, 1995 and
                               1994 and  the Period March 22, 1988
                              (Date of Inception) to December 31, 1995







                            [LOGO] ERNST & YOUNG LLP

                             Superconductivity, Inc.


                              Financial Statements


                     Years ended December 31, 1995 and 1994
               and the Period March 22, 1988 (Date of Inception)
                              to December 31, 1995



                                    CONTENTS

Report of Independent Auditors.........................................1


Financial Statements

Balance Sheets.........................................................2
Statements of Operations...............................................4
Statements of Shareholders' Equity (Deficit)...........................5
Statements of Cash Flows...............................................6
Notes to Financial Statements..........................................7

[LOGO] ERNST & YOUNG LLP      * Suite 204                  * Phone 608 836 0800
                                8000 Excelsior Drive         Fax   608 831 0374
                                Madison, Wisconsin 503717
                                Mailing Address
                                P.O. Box 1610
                                Madison, Wisconsin 503717



                         Report of Independent Auditors


The Board of Directors and Shareholders
Superconductivity, Inc.

We have audited the accompanying balance sheets of Superconductivity, Inc. (a development stage company, the Company) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended and the period from March 22, 1988 (Inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended and the period from March 22, 1988 (Inception) to December 31, 1995, in conformity with generally accepted accounting principles.


                                        /s/ ERNST & YOUNG LLP

February 29, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                             Superconductivity Inc.

                          (A Development Stage Company)

                                 Balance Sheets


                                                       DECEMBER 31
                                                    1995        1994
                                                 ----------------------
ASSETS (Note 2)
Current assets:
  Cash                                           $  156,348  $  514,748
  Receivables                                       241,901     872,635
  Inventories (Notes 1 and 11)                    1,632,195   1,415,802
  Prepaid expenses and other current assets          45,573      42,848
                                                 ----------------------
Total current assets                              2,076,017   2,846,033

Equipment (Note 3):
  Machinery and equipment                         1,000,625     967,337

  Accumulated depreciation                          829,970     693,640
                                                 ----------------------
                                                    170,655     273,697

Leased equipment, less accumulated depreciation
  of 455,685 and $391,218, respectively (Notes      581,377   1,334,555
  3, 7, and 11)




                                                 ----------------------
Total assets                                     $2,828,049  $4,454,285
                                                 ======================



                                                      DECEMBER 31
                                                    1995        1994
                                                -------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Note payable - line of credit (Note 2)        $   525,000   $   550,000
  Accounts payable                                  658,942       693,918
  Accrued liabilities                               258,975       178,556
  Deferred revenue                                  893,700       312,029
  Current portion of long-term debt (Note 3)        554,311     1,100,323
                                                -------------------------
Total current liabilities                         2,890,928     2,834,826

Long-term debt, less current portion (Note 3)     1,888,606     1,692,534

Shareholders' equity (deficit) (Notes 4 and 5):
  Preferred stock, voting, $.01 par value:
   Authorized shares--4,000,000;
     issued and outstanding shares--2,114,668        21,147        21,147
   Additional paid-in capital                    11,678,374    11,678,374
  Common stock, $.01 par value:
   Authorized shares--7,500,000;
     issued and outstanding shares--474,136
     in 1995 and 274,136 in 1994                      4,741         2,742
   Additional paid-in capital                       508,169        10,168
  Deficit accumulated during the development
   stage                                        (14,163,916)  (11,785,506)
                                                -------------------------
Total shareholders' deficit                      (1,951,485)      (73,075)
                                                -------------------------
Total liabilities and shareholders' equity      $ 2,828,049   $ 4,454,285
                                                =========================


                             Superconductivity, Inc.
                          (A Development Stage Company)

                            Statements of Operations



                                                          MARCH 22, 1988
                               YEAR ENDED DECEMBER 31      (INCEPTION)
                              -------------------------   TO DECEMBER 31,
                                 1995          1994            1995
                              -------------------------   --------------
Revenues:
  Contract revenue            $ 2,761,758   $ 3,433,305    $  7,756,965
  Rental revenue                  595,700       866,480       2,333,310
  Other revenue                   276,069        22,749         641,262
                              -------------------------    ------------
Total revenues                  3,633,527     4,322,534      10,731,537

Costs and expenses:
  Costs of revenue              4,221,626     3,596,887      11,364,978
  Research and development        363,057       714,855       7,574,928
  Marketing                       411,905       353,087       1,861,256
  General and administrative      806,811       714,281       4,087,175
                              -------------------------    ------------
Total costs and expenses        5,803,399     5,379,110      24,888,337
                              -------------------------    ------------

Loss from operations           (2,169,872)   (1,056,576)    (14,156,800)
Other income (expense):
  Interest income                   6,133         4,205         480,128
  Interest expense               (214,671)     (212,191)       (487,244)
                              -------------------------    ------------
                                 (208,538)     (207,986)         (7,116)
                              -------------------------    ------------

Net loss                      $(2,378,410)  $(1,264,562)   $(14,163,916)
                              =========================    ============




See accompanying notes.

                            Superconductivity, Inc.
                         (A Development Stage Company)

                       Statements of Shareholders' Equity


                                                                                        Deficit
                                  Preferred Stock               Common Stock         Accumulated
                             ------------------------   ----------------------------    During
                               Par      Additional                     Additional     Development
                              Value   Paid-in Capital   Par Value    Paid-in Capital     Stage           Total
                             ------------------------   ---------------------------------------------------------
1988 activity:
  Sale of 225,000 shares
   of common stock           $    --    $        --       $2,250         $     --     $         --    $     2,250
  Sale of 451,860 shares
   of preferred stock
   Series A                    4,519        899,201           --               --               --        903,720
  Net loss                        --             --           --               --         (211,908)      (211,908)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1988              4,519        899,201        2,250               --         (211,908)       694,062
  Sale of 472,250 shares
   of preferred stock
   Series B                    4,723      1,884,277           --               --               --      1,889,000
  Net loss                        --             --           --               --         (186,968)      (186,968)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1989              9,242      2,783,478        2,250               --         (398,876)     2,396,094
  Sale of 500,067 shares
   of preferred stock
   Series C                    5,000      2,995,402           --               --               --      3,000,402
  Net loss                        --             --           --               --       (1,731,154)    (1,731,154)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1990             14,242      5,778,880        2,250               --       (2,130,030)     3,665,342
  Sale of 200,000 shares
   of preferred stock
   Series D                    2,000      1,498,000           --               --               --      1,500,000
  Net loss                        --             --           --               --       (2,949,441)    (2,949,441)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1991             16,242      7,276,880        2,250               --       (5,079,471)     2,215,901
  Sale of 490,491 shares
   of preferred stock
   Series E                    4,905      4,401,494           --               --               --      4,406,399
  Net loss                        --             --           --               --       (3,130,438)    (3,130,438)
                             ------------------------   ---------------------------------------------------------
Balance at
  December 31, 1992           21,147     11,678,374        2,250               --       (8,209,909)     3,491,862
  Issuance of 37,886 shares
   of common stock from
   exercise of options            --             --          379            7,093               --          7,472
  Net loss                        --             --           --               --       (2,311,035)    (2,311,035)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1993             21,147     11,678,374        2,629            7,093      (10,520,944)     1,188,299
  Issuance of 11,250 shares
   of common stock from
   exercise of options            --             --          113            3,075               --          3,188
  Net loss                        --             --           --               --       (1,264,562)    (1,264,562)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1994             21,147     11,678,374        2,742           10,168      (11,785,506)       (73,075)
  Issuance of 200,000 shares
   of common stock from
   exercise of warrants                                    1,999          498,001                         500,000
  Net loss                        --             --           --               --       (2,378,410)    (2,378,410)
                             ------------------------   ---------------------------------------------------------
Balance at
December 31, 1995            $21,147    $11,678,374       $4,741         $508,169     $(14,163,916)   $(1,951,485)
                             ========================   =========================================================





See accompanying notes.

                             Superconductivity, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows


                                                                                     MARCH 22, 1988
                                                                                     (INCEPTION) TO
                                                       YEAR ENDED DECEMBER 31         DECEMBER 31,
                                                        1995             1994             1995
                                                    -----------      -----------     --------------
OPERATING ACTIVITIES
Net loss                                            $(2,378,410)     $(1,264,562)     $(14,163,916)
Adjustments to reconcile net loss to net
  cash used in operating activities:
   Depreciation and amortization                        482,668          492,930         1,824,184
   Provision for impairment (Note 11)                 1,175,142               --         1,175,142
   Interest expense on convertible debentures           100,383          150,000           292,917
   Changes in operating assets and liabilities:
     Receivables                                        630,734         (674,305)         (241,901)
     Inventories                                       (984,695)         (60,960)       (2,400,497)
     Prepaid expenses and other                          (2,725)           9,600           (45,573)
     Accounts payable                                   (34,976)         350,594           658,942
     Accrued liabilities                                 80,419           54,253           258,975
     Deferred revenue                                   678,700           15,000           893,700
                                                    ----------------------------      ------------
Net cash used in operating activities                  (252,760)        (927,450)      (11,748,027)

INVESTING ACTIVITY
Purchase of equipment                                   (33,288)        (180,150)       (2,182,721)

FINANCING ACTIVITIES
Payments on notes payable                              (422,352)        (472,876)       (1,025,335)
Proceeds from notes payable                                  --        1,550,000         1,550,000
Proceeds from 10% convertible debentures                     --               --         1,500,000
Proceeds from sale of preferred stock                        --               --        11,699,521
Proceeds from sale of common stock                      350,000            3,188           362,910
                                                    ----------------------------      ------------
Net cash provided by financing activities               (72,352)       1,080,312        14,087,096
                                                    ----------------------------      ------------
Net  increase (decrease) in cash                       (358,400)         (27,288)          156,348
Cash at beginning of period                             514,748          542,036                --
                                                    ----------------------------      ------------
Cash at end of period                               $   156,348      $   514,748      $    156,348
                                                    ============================      ============

Supplemental schedule of cash flow
  information - cash paid for interest              $   114,288      $    39,442      $    171,333
                                                    ============================      ============



Supplemental schedule of noncash investing and financing activities during 1995, the Company exchanged $150,000 of its convertible debentures for partial payment of the exercise of common stock warrants by the debenture holder. During 1993, the Company exchanged accounts payable to a supplier for three notes payable totalling $800,335.



See accompanying notes.

                             Superconductivity, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 1995


1. ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Superconductivity, Inc., (the Company), a development stage company, was incorporated on July 27, 1987, and commenced activities on March 22, 1988. Activities since inception have included raising capital, administrative functions, research and development activities relating to superconductive storage devices (SSD) for the storage of electricity, starting up of production, government contracts and commercial rental contracts. Management's plans for 1996 include the issuance of $1,200,000 of additional convertible debentures (see Note 3) and continued development, marketing and sale or lease of SSD units. The current principal markets for the SSD products are utility companies based in North America and South Africa.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method and consisted of the following:

                                                     1995         1994
                                                 -----------------------

Raw materials                                    $  433,670   $  680,700
Work in process                                   1,328,374      797,283
                                                 -----------------------
                                                  1,762,044    1,477,983
Less allowance for obsolescence                     129,849       62,181
                                                 -----------------------
                                                 $1,632,195   $1,415,802
                                                 =======================


EQUIPMENT AND LEASED EQUIPMENT

Equipment and leased equipment are stated at cost. Depreciation is computed by the straight-line method for financial reporting purposes.

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



1. ACCOUNTING POLICIES (CONTINUED)

GOVERNMENT CONTRACT

Sales under the Company's cost-reimbursement government contract are recorded as costs are incurred and include estimated fees in the proportion that costs incurred to date bear to total estimated costs. Costs incurred and estimated fees earned are billed monthly.

INCOME TAXES

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized. No current or deferred income taxes have been provided because of the net operating losses incurred by the Company since its inception.

RECLASSIFICATIONS

Certain amounts in the 1994 financial statements have been reclassified to conform to the 1995 presentation.

2. NOTE PAYABLE - LINE OF CREDIT

The Company has a $750,000 bank line of credit under which $525,000 is outstanding at December 31, 1995. The line of credit expires December 20, 1996. Interest is payable monthly on the unpaid principal balance at prime (8.50% at December 31, 1995) plus 2.5%. The line of credit is secured by a General Business Security Agreement and assignment of certain lease agreements. The collateral interest in leased equipment (SSD unit #107) is subordinated to the note payable to the ABB Power T&D Company, Inc. (see Note 3).

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


3. LONG-TERM DEBT

Long-term debt at December 31, 1995 and 1994, consisted of the following:


                                                            1995          1994
                                                         -----------------------
Note payable to ABB Power T&D Company, Inc., due
  $30,000 per month through June 1996 and $70,000
  per month thereafter through March 1997, including
  interest at 7.5%, with a final payment of $39,252
  due April 1997                                         $ 800,000    $  902,971

Notes payable to supplier in monthly payments of
  $16,895, including interest at 5%, through
  December 31, 1995, secured by leased equipment                --       197,352

Subordinated convertible debentures issued in 1993,
  principal of $1,337,492 and $1,500,000 plus accrued
  interest at 10% per annum aggregating $305,425 and
  $192,534 at December 31, 1995 and 1994,
  respectively, due January 1997                          1,642,917    1,692,534
                                                         -----------------------
Total                                                     2,442,917    2,792,857
Less amount due within one year                             554,311    1,100,323
                                                         -----------------------
                                                         $1,888,606   $1,692,534
                                                         =======================

The note payable to ABB Power T&D Company, Inc. (ABB) is payable at the earlier of the time of delivery of SSD unit #107 on a third party's order to the Company or June 1997. ABB has the option of extending the due date if collateral of like kind and like value to SSD unit #107 is provided to ABB by the Company. SSD unit #107 is included in work-in-process with a carrying value of $383,050 at December 31, 1995.

The subordinated convertible debenture holders are also preferred stockholders of the Company. The debentures are secured by all intellectual property rights held by the Company. The debentures plus accrued but unpaid interest convert to Series F preferred stock upon the first closing of a private placement of the Series F preferred stock of not less than $2,500,000. The conversion price is equal to the price paid by Series F purchasers. There is a mandatory redemption of the principal and accrued but unpaid interest on the debentures upon the closing of an initial public offering which results in more than $5,000,000 proceeds to the Company. The debenture purchasers also received 600,000 common stock warrants exercisable at $2.50 per share (see Note 5).

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


3. LONG-TERM DEBT (CONTINUED)

Subsequent to December 31, 1995, the Company issued $1,200,000 of convertible debentures at 10%, maturing January 31, 1997. Under the terms of the convertible debentures, the Company received $600,000 in February 1996 and the remaining $600,000 will close, subject to Board of Directors approval, no earlier than March 15, 1996. The proceeds from the issuance will be used for general corporate purposes. Holders of the 1996 convertible debentures also received one common stock warrant for each $2.50 of convertible debenture principal amount. The exercise price of the warrants is generally indexed to the price per common share of certain common stock issuable in 1996. The warrants have a term of five years. Other terms of the 1996 convertible debentures are similar to the 1993 convertible debentures.

Also, subsequent to December 31, 1995, the holders of the 1993 convertible debentures extended the maturity date from July 1996 to January 31, 1997. Accordingly, the 1993 convertible debentures are classified as a long-term liability at December 31, 1995.

4. PREFERRED STOCK

Preferred stock consisted of the following at December 31, 1995 and 1994:


                                                            1995            1994
                                                        ---------------------------
Preferred stock, voting, $.01 par value, 4,000,000
  shares authorized:
  Preferred Series A, 451,860 shares designated,
   issued and outstanding, aggregate liquidation
   preference of $1,569,525 at December 31, 1995        $     4,519     $     4,519

  Additional paid-in capital - Preferred Series A           899,201         899,201

  Preferred Series B, 472,250 shares designated,
   issued and outstanding, aggregate liquidation
   preference of $3,060,020 at December 31, 1995              4,723           4,723

  Additional paid-in capital - Preferred Series B         1,884,277       1,884,277

  Preferred Series C, 500,067 shares designated,
   issued and outstanding, aggregate liquidation
   preference of $4,420,170 at December 31, 1995              5,000           5,000

  Additional paid-in capital - Preferred Series C         2,995,402       2,995,402

  Preferred Series D, 200,000 shares designated,
   issued and outstanding, aggregate liquidation
   preference of $2,046,548 at December 31, 1995              2,000           2,000

  Additional paid-in capital - Preferred Series D         1,498,000       1,498,000

  Preferred Series E, 777,777 shares designated,
   490,491 shares issued and outstanding, aggregate
   liquidation preference of $5,785,161 at December           4,905           4,905
   31, 1995

  Additional paid-in capital - Preferred Series E         4,401,494       4,401,494
  Preferred Series F, 1,500,000 shares designated,
   no shares issued and outstanding                              --              --
                                                        ---------------------------
Total preferred stock                                   $11,699,521     $11,699,521
                                                        ===========================


                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



4. PREFERRED STOCK (CONTINUED)

The Company's articles of incorporation provide that merger or consolidation of the Company, except where the Company is the surviving entity, will be considered a liquidation for purposes of the liquidation preference if the Company's shareholders, as defined, own less than 50 percent of the shares of the surviving entity.

Each share of preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilutive adjustments. The preferred shareholders are entitled to preference payments in liquidation aggregating the respective cost per share for each series of preferred stock plus 8% per annum for each year in which dividends are not declared and paid or set aside for preferred stock; this 8% feature aggregates to $5,173,883 and $3,923,408 at December 31, 1995 and 1994, respectively.

5. STOCK OPTION PLAN AND WARRANTS

The Superconductivity, Inc. 1988 Stock Option Plan provides for grants of options to officers and certain other key employees of the Company to purchase in the aggregate up to 750,000 shares of the Company's common stock reserved for this purpose. Options are granted at prices estimated to be fair market value at the date of grant and are generally exercisable in equal annual installments over a four-year period beginning one year after date of grant. The options expire ten years from date of grant or three months after an employee terminates employment.

The types of options granted under the Plan may be either incentive stock options meeting certain Internal Revenue Code requirements or nonstatutory stock options which are not intended to meet those requirements.

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



5. STOCK OPTION PLAN AND WARRANTS (CONTINUED)

A summary of the status of the Company's stock option plans follows:


                                               Number of      Exercise Price
                                                Options        Per Option
                                               ---------      --------------
   Outstanding at December 31, 1988              30,000       $       .10
     Granted - 1989                              99,750         .10 - .25
                                                -------       -----------
   Outstanding at December 31, 1989             129,750         .10 - .25
     Granted - 1990                              64,400        .25 - 1.00
                                                -------       -----------
   Outstanding at December 31, 1990             194,150        .10 - 1.00
     Granted - 1991                              25,750        .10 - 1.00
     Canceled                                    (2,500)             1.00
                                                -------       -----------
   Outstanding at December 31, 1991             217,400        .10 - 1.00
     Granted                                     59,523       1.00 - 2.50
     Canceled                                    (1,350)      1.00 - 2.50
                                                -------       -----------
   Outstanding at December 31, 1992             275,573        .10 - 2.50
     Granted                                    276,200              2.50
     Exercised                                  (37,886)       .25 - 2.50
     Canceled                                   (14,039)       .25 - 2.50
                                                -------       -----------
   Outstanding at December 31, 1993             499,848        .10 - 2.50
     Granted                                     62,000              5.00
     Exercised                                  (11,250)       .25 - 1.00
     Canceled                                    (6,250)      1.00 - 2.50
                                                -------       -----------
   Outstanding at December 31, 1994             544,348        .10 - 5.00
     Granted                                     51,000              5.00
                                                -------       -----------
   Outstanding at December 31, 1995             595,348       $.10 - 5.00
                                                =======       ===========
   Exercisable at December 31, 1995             333,833       $.10 - 5.00
                                                =======       ===========


As explained in Note 3, the Company issued warrants in 1993 to the convertible debenture holders to purchase 600,000 shares of common stock at $2.50 per share and, subsequent to December 31, 1995, issued additional warrants to debenture holders. The Company also issued warrants in 1993 to consultants to purchase 10,000 shares of common stock at $9.00 per share. These warrants are exercisable at any time and expire in 1998.

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)



5. STOCK OPTION PLAN AND WARRANTS (CONTINUED)

In connection with certain research agreements with utility companies, the Company issued warrants in 1990 to purchase 50,000 shares of common stock. The warrants are exercisable at any time in whole or in part at $5.00 per share and expire on December 31, 1996. During 1995, warrants issued in 1989 for 200,000 shares of common stock were exercised at $2.50 per share and warrants for 50,000 shares of common stock expired on December 31, 1995.

As of December 31, 1995, 1,360,480 shares of authorized, but unissued common stock are reserved for issuance in accordance with the warrants and stock option plans described above.

6. LICENSE AGREEMENTS

The Company had a license agreement which expired in October 1995 for technology relating to products to be manufactured and sold by the Company. Under this license, the Company was required to pay a royalty on product sales at the rate of 3.5% of the net selling price, as defined, once product sales exceeded $1 million in a single calendar year, with a minimum annual royalty of $50,000. The royalty fee was $19,972 and $111,064 in 1995 and 1994, respectively.

7. CUSTOMER RENTAL AGREEMENTS

The Company has various rental agreements for its SSDs. The leases are cancelable by the lessees under various circumstances. Minimum aggregate future rentals, assuming there are no cancellations, are $380,700 in 1996.

8. INCOME TAXES

The components of the Company's net deferred taxes consisted of the following at December 31:


                                                       1995            1994
                                                  ----------------------------
Deferred tax assets                               $ 6,326,000      $ 5,345,000
Less valuation allowance                           (6,155,000)      (5,221,000)
                                                  ----------------------------
Net deferred tax assets                               171,000          124,000
Deferred tax liability                               (171,000)        (124,000)
                                                  ----------------------------
                                                  $        --      $        --
                                                  ============================

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


8. INCOME TAXES (CONTINUED)

The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the net deferred tax asset and their approximate tax effects were as follows at December 31, 1995:

                                                   Temporary            Tax
                                                   Difference          Effect
                                                  ----------------------------
Inventory, depreciation, deferred revenue and     $ 1,538,000          603,000
Net operating loss carryforward                    11,794,000        4,625,000
Research tax credit carryforward                           --          927,000
                                                  ----------------------------
                                                  $13,332,000       $6,155,000
                                                  ============================

The net operating and research tax credit carryforwards expire beginning in 2003. Under provisions of the Tax Reform Act of 1986, the utilization of the carryforwards may be limited as a result of future significant changes in ownership.

9. LEASE

The lease for the Company's operating facilities expires December 31, 1998, and is cancelable by the Company or the lessor on December 31, 1996 or 1997, upon notice during March of the year preceding the cancellation date. Rent expense, $113,283 and $109,984 in 1995 and 1994, respectively, is subject to an annual adjustment based on the change in the Consumer Price Index; rent expense for 1996 will be $116,682. The Company also pays for maintenance, certain insurance coverage and real estate taxes.

10. EMPLOYEE RETIREMENT 401(K) PLAN

The Company has a 401(k) employee savings plan which covers all full-time employees who have completed six months of service and are at least 21 years old. Any contributions by the Company are discretionary (none in 1995 or 1994).

11. PROVISION FOR IMPAIRMENT

Effective January 1, 1996, the Company will adopt FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires that impairment losses on long-lived assets be used in operations when events and circumstances indicate that the assets might be impaired and

                             Superconductivity, Inc.
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


11. PROVISION FOR IMPAIRMENT (CONTINUED)

the fair value of those assets is less than the carrying amount of those assets. During 1995, events and circumstances indicated that certain items of power electronics equipment in the Company's SSD units in work-in-process inventories ($768,302) and leased equipment ($406,840) were impaired. This power electronics equipment did not meet the required performance specifications. Although the Company is working with the supplier to correct the specifications, management believes the cost of specification correction exceeds the cost of replacement equipment. As a result, the Company recorded a provision of $1,175,142 to adjust the carrying value of the assets to their estimated fair value and classified the charge as part of costs of revenue.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
               AT MARCH 31, 1997 (ASC) AND DECEMBER 31, 1996 (SI)


                                                     ASC               SI
                                                  March 31,       December 31,      Pro Forma
                                                    1997              1996           Combined
                                                ------------      ------------      -----------
             ASSETS

Current assets:
   Cash and cash equivalents                    $    576,914      $      7,890      $   584,804
   Accounts receivable                             2,518,331           552,242        3,070,573
   Notes receivable                                  383,607                            383,607
   Inventory                                       1,054,141         1,886,515        2,940,656
   Prepaid expenses and other current assets         329,721            15,623          345,344
                                                ------------      ------------      -----------
     Total current assets                          4,862,714         2,462,270        7,324,984

Property and equipment:

   Equipment                                       8,064,091         2,073,630       10,137,721
   Furniture and fixtures                            733,794                            733,794
   Leasehold improvements                          1,732,215                          1,732,215
                                                ------------      ------------      -----------

                                                  10,530,100         2,073,630       12,603,730
Less: accumulated depreciation                    (7,268,315)       (1,567,439)      (8,835,754)
                                                ------------      ------------      -----------

Property and equipment, net                        3,261,785           506,191        3,767,976

Long-term marketable securities                   15,446,106                         15,446,106
Other assets                                          42,028                             42,028
                                                ------------      ------------      -----------

Total assets                                    $ 23,612,633      $  2,968,461      $26,581,094
                                                ============      ============      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Note payable-line of credit                                    $    530,000      $   530,000
   Accounts payable and accrued expenses        $  2,208,192         2,075,420        4,283,612
   Deferred revenue                                                  1,519,678        1,519,678
   Current portion of long-term debt                                   673,428          673,428
                                                ------------      ------------      -----------

   Total current liabilities                       2,208,192         4,798,526        7,006,718

Long-term debt (less current portion)                                3,073,663        3,073,663

Stockholders' equity:
   Accumulated deficit                           (42,137,761)      (17,118,958)     (59,256,719)
   Other stockholders' equity                     63,542,202        12,215,230       75,757,432
                                                ------------      ------------      -----------

Total stockholders' equity                        21,404,441        (4,903,728)      16,500,713
                                                ------------      ------------      -----------

Total liabilities and stockholders' equity      $ 23,612,633      $  2,968,461      $26,581,094
                                                ============      ============      ===========




See accompanying notes to unaudited pro forma combined condensed financial information.

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
       FOR THE YEAR ENDED MARCH 31, 1997 (ASC) AND DECEMBER 31, 1996 (SI)



                                         ASC               SI            Combined
                                    ------------      -----------      ------------
                                    (Year-ended       (Year-ended
                                      3/31/97)         12/31/96)
Revenues:
    Contract revenue                $  5,296,970      $ 1,570,474      $  6,867,444
    Prototypes and prototype
       development contracts           1,877,517        1,059,050         2,936,567
    Rental revenue                                        545,130           545,130
    Other revenue                                         201,416           201,416
                                    ------------      -----------      ------------

       Total revenues                  7,174,487        3,376,070        10,550,557

Costs and expenses:
    Costs of  revenue                  7,507,626        3,069,750        10,577,376
    Research and development           7,708,759          768,606         8,477,365
    Selling, general and
        administrative                 2,818,320        1,472,180         4,290,500
                                    ------------      -----------      ------------

       Total costs and expenses       18,034,705        5,310,536        23,345,241

Transaction fees                        (710,105)                          (710,105)
Interest income                        1,171,969            5,417         1,177,386
Interest expense                                         (356,366)         (356,366)
Non-operating professional fees                          (669,627)         (669,627)
Other income (expense), net              (23,777)                           (23,777)
                                    ------------      -----------      ------------

Net loss                            $(10,422,131)     $(2,955,042)     $(13,377,173)
                                    ============      ===========      ============

Net loss per common share           $      (1.09)     $     (1.14)     $      (1.28)
                                    ============      ===========      ============
Weighted average number of
    common shares outstanding          9,560,818        2,592,165        10,414,159
                                    ============      ===========      ============





See accompanying notes to unaudited pro forma combined condensed financial information.

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
       FOR THE YEAR ENDED MARCH 31, 1996 (ASC) AND DECEMBER 31, 1995 (SI)



                                            ASC               SI           Combined
                                       ------------      -----------      ------------
                                       (Year-ended       (Year-ended
                                         3/31/96)         12/31/95)
Revenues:
    Contract revenue                   $  4,764,548      $ 2,761,758      $  7,526,306
    Prototypes and prototype
        development contracts             2,366,351                          2,366,351
    Rental revenue                                           595,700           595,700
    Other revenue                                            276,069           276,069
                                       ------------      -----------      ------------
       Total revenues                     7,130,899        3,633,527        10,764,426

Costs and expenses:
    Costs of  revenue                     7,331,390        4,221,626        11,553,016
    Research and development              5,341,437          363,057         5,704,494
    Selling, general and
        administrative                    3,319,451        1,218,716         4,538,167
                                       ------------      -----------      ------------

       Total costs and expenses          15,992,278        5,803,399        21,795,677

Interest income                           1,579,035            6,133         1,585,168
Interest expense                                            (214,671)         (214,671)
Other income (expense), net                 (37,529)                           (37,529)
                                       ------------      -----------      ------------

Net loss                               $ (7,319,873)     $(2,378,410)     $ (9,698,283)
                                       ============      ===========      ============

Net loss per common share              $      (0.77)     $     (0.98)     $      (0.94)
                                       ============      ===========      ============

Weighted average number of
    common shares outstanding             9,470,931        2,422,777        10,268,509
                                       ============      ===========      ============



See accompanying notes to unaudited pro forma combined condensed financial information.

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
       FOR THE YEAR ENDED MARCH 31, 1995 (ASC) AND DECEMBER 31, 1994 (SI)



                                         ASC              SI            Combined
                                    ------------      -----------      ------------
                                    (Year-ended       (Year-ended
                                      3/31/95)         12/31/94)

Revenues:
    Contract revenue                $  3,162,872      $ 3,433,305      $  6,596,177
    Prototypes and prototype
        development contracts          1,107,374                          1,107,374
    Rental revenue                                        866,480           866,480
    Other revenue                                          22,749            22,749
                                    ------------      -----------      ------------

       Total revenues                  4,270,246        4,322,534         8,592,780

Costs and expenses:
    Costs of  revenue                  4,396,572        3,596,887         7,993,459
    Research and development           4,634,017          714,855         5,348,872
    Selling, general and
        administrative                 2,856,812        1,067,368         3,924,180
                                    ------------      -----------      ------------

       Total costs and expenses       11,887,401        5,379,110        17,266,511

Interest income                        1,868,606            4,205         1,872,811
Interest expense                                         (212,191)         (212,191)
Other income (expense), net              (23,093)                           (23,093)
                                    ------------      -----------      ------------

Net loss                            $ (5,771,642)     $(1,264,562)     $ (7,036,204)
                                    ============      ===========      ============

Net loss per common share           $      (0.62)     $     (0.53)     $      (0.69)
                                    ============      ===========      ============

Weighted average number of
    common shares outstanding          9,380,787        2,383,410        10,165,406
                                    ============      ===========      ============



See accompanying notes to unaudited pro forma combined condensed financial information.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

(1) Effective immediately prior to the Merger, each share of SI preferred stock was converted into one share of SI common stock. Accordingly the pro forma combined per share amounts are calculated on the combined weighted average of ASC common shares and SI common and preferred shares outstanding for all periods presented, based on SI common and preferred shareholders receiving 0.3292 shares of ASC common stock for each SI common and preferred share.

(2) There were no material transactions between ASC and SI during any of the periods presented.

(3) Total transaction costs incurred by ASC and SI as of March 31, 1997 in connection with the Merger were $2,168,000. Of this amount $710,000 has been included in ASC's net loss for the year ended March 31, 1997 and an additional $1,458,000 was recorded by SI in the quarter ended March 31, 1997 (not included in this pro forma combined condensed financial information). These costs related principally to legal and financial advisory services.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



AMERICAN SUPERCONDUCTOR CORPORATION
-----------------------------------
(Registrant)




/s/
-------------------------------------------------------
Ramesh L. Ratan
   Executive Vice President, Corporate Development, and
   Chief Financial Officer






June 23, 1997
-------------
Date

                                  Exhibit Index
                                  -------------



No.                     Description
---                     -----------

2* Agreement and Plan of Merger dated as of March 7, 1997 by and among ASC, ASC Merger Corp. and SI.

23.1        Consent of Ernst & Young LLP.

23.2        Consent of Smith & Gesteland LLP.


      * Previously filed.